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                                                                    Exhibit B1.6


                                   CERTIFICATE

         The undersigned, Secretary of The Fairmont Fund Trust, hereby certifies that the attached Amendment No. 5 to the Agreement and Declaration of Trust of The Fairmont Fund Trust has been duly adopted by the Trust pursuant to Section
7.3 of the Agreement and Declaration of Trust. The Agreement and Declaration of Trust was amended by the attached instrument in writing signed by the President of the Trust pursuant to the unanimous vote of the Trustees of the Trust at a meeting held on September 11, 1990.


                                         /s/
                                         --------------------------------
                                         INDA M. WANGERIN, Secretary
                                         The Fairmont Fund Trust




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                             THE FAIRMONT FUND TRUST
              AMENDMENT NO. 5 TO AGREEMENT AND DECLARATION OF TRUST

         Pursuant to Section 4.1 of the Agreement and Declaration of Trust of The Fairmont Fund Trust, a majority of the Trustees of The Fairmont Fund Trust at a meeting held on September 11, 1990 established two new series of shares of the Trust and designated such series "Premier Care Income Fund" and "Premier Care Tennessee Tax Free Fund." The relative rights and preferences of these new series of shares shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of The Fairmont Fund Trust.

         This document shall have the status of an amendment to said Agreement and Declaration of Trust.

                                           THE FAIRMONT FUND TRUST

                                           By:/s/
                                             --------------------------------
                                             Morton H. Sachs
                                             Chairman of the Board


STATE OF KENTUCKY   )
                    )   ss:
COUNTY OF JEFFERSON )

         Subscribed and sworn to before me on behalf of The Fairmont Fund Trust by Morton H. Sachs, as Chairman of the Trust , this 11th day of September, 1990.

                                             /s/
                                             --------------------------------
                                             Inda M. Wangerin
                                             Notary Public

My Commission Expires:  3/15/92



This Instrument Prepared By:

/s/
-----------------------------
DONALD S. MENDELSOHN
Attorney at Law
Brown, Cummins & Brown Co., L.P.A.
3500 Carew Tower, 441 Vine Street
Cincinnati, Ohio 45202